                                            EX-99.906CERT

CERTIFICATION

Kailash Birmiwal, President and Chief Financial Officer of Birmiwal Investment Trust (the “Registrant”), certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2004 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

Birmiwal Investment Trust

Birmiwal Investment Trust

/s/ Kailash Birmiwal

/s/ Kailash Birmiwal

Kailash Birmiwal

Kailash Birmiwal

Date:                 12 – 7 – 04

           Date:                  12 – 7 – 04

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Birmiwal Investment Trust and will be retained by Birmiwal Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.